Exhibit 10.6

FIRST AMENDMENT TO

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This First Amendment to Mutual Release and Settlement Agreement (“Amendment”) dated and effective September 14, 2005, is made by and between Nathaniel Energy Corporation, a Delaware corporation (“Nathaniel”), and Merrick & Company, a Colorado corporation (“Merrick”).  The parties to this Agreement are collectively referred to herein as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Release Agreement (defined below) after giving effect to this Amendment.

RECITALS

A.    On or about August 3, 2005, the Parties executed that certain Mutual Release and Settlement Agreement (“Release Agreement”), pursuant to which Nathaniel and Merrick settled and resolved all disputes, issues, and claims between them through the effective date of the Release Agreement, including but not limited to all claims arising from or relating to the Contract, Services, Deliverables, Project, Invoices, $126,153.30 Note, $199,626.96 Note, $461,135.35 Note, and $325,780.26 Note, as well as all claims, known or unknown, that could have been asserted by Nathaniel or Merrick against the other in any judicial, administrative, or like action or proceeding.

B.    On the terms set forth in this Amendment, Nathaniel and Merrick hereby desire and intend to amend the Release Agreement.

NOW THEREFORE, for and in consideration of the foregoing recitals, the mutual promises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Payment to Merrick.  Upon execution of this Agreement, Nathaniel shall pay Merrick the sum of Four Hundred Thirty Thousand and No/100ths Dollars ($430,000.00).  Merrick hereby acknowledges receipt of such sum, and further acknowledges that the Promissory Note dated July 15, 2005, in the face amount of $728,637.00, with Nathaniel as maker and Merrick as payee, attached to the Release Agreement as Exhibit “A” (“Discharged Note”), is hereby completely released, cancelled, discharged, and otherwise satisfied and, accordingly, Merrick shall clearly and indelibly mark the Discharged Note “Canceled” and “Paid In Full” and deliver the same to Nathaniel (at the time signatures on this Agreement are exchanged).

2.     Deliverables.  Upon execution of this Agreement, Merrick shall deliver to Nathaniel, at no charge to Nathaniel, the Deliverables.  Nathaniel hereby acknowledges receipt of the Deliverables and that all of Merrick’s duties and obligations in connection with the Deliverables are hereby completely released, satisfied, and discharged, Merrick being under no duty or obligation to perform any additional services or work whatsoever in connection therewith.

3.     Payment To Merrick From Funds Received By Nathaniel On Project.  On the terms set forth herein, Nathaniel hereby promises to pay Merrick the total sum of up to Seventy Thousand and No/100ths Dollars ($70,000.00).  This sum shall be paid by Nathaniel to Merrick exclusively as follows:  twenty percent (20%) of each and every payment Nathaniel receives from its customer on the Project (in Cologna-Veneta, Italy) until the total sum is paid in full.  Said payments shall be payable to Merrick at P.O. Box 22026, Denver, Colorado 80222, or such other place as it may designate in writing.  Such payments shall be made within ten (10) business days after receipt of a Project payment, and shall continue until the entire indebtedness is fully paid.  Nathaniel shall report monthly in writing to Merrick regarding the status of potential Project payments.  Notwithstanding any other term or provision in this Agreement, it is conclusively understood and agreed that the sole source of Nathaniel’s payment obligations hereunder shall be payments received by Nathaniel from the Project (in Cologna-Veneta, Italy).  Accordingly, if Nathaniel receives no payments from its customer on the Project, Nathaniel shall have no obligation to pay Merrick hereunder.

4.     Release.  The releases granted by the Parties in Sections 10 and 11 of the Release Agreement shall apply with equal force through the effective date of this Amendment, and are hereby ratified and confirmed.

5.     Miscellaneous.

(a)   The Release Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue to be in full force and effect in accordance with its terms as amended by this Amendment including, without limitation, its provisions that specific performance constitutes a party’s sole remedy for breach of this Amendment.

(b)   This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any party may execute this Amendment by signing any such counterpart.

(c)   The captions and section headings appearing in this Amendment are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

Nathaniel Energy Corporation

/s/ George A. Cretecos, CEO
By: George Cretecos, Chief Executive Officer

Merrick & Company

/s/ David A. Sprenkle
By: David A. Sprenkle, Chief Financial Officer